Air Express International Corporation

                           Deferred Compensation Plan

                                Amendment No. 1


Air Express International Corporation ("Company") established the Air Express International Corporation Deferred Compensation Plan ("Plan") for a select group of management or highly-compensated employees ("Eligible Employees") effective as of January 1, 1995.

Section 8.1 of the Plan provides that the Company has the power to amend the Plan. Therefore, the Company hereby amends the Plan as hereinafter set forth effective as of the 1st day of January, 1997.


1. Section 2.1 is amended to add a paragraph to the end thereof to read as follows:

     "In addition, at the sole discretion of the Administrator, an individual may be reassigned from one group of Eligible Employees to another to recognize a change in a participant's employment status whereby he/she meets the requirements designated for the new group. Such reassignment shall become effective upon written notice of such by the Administrator to the Participant. If such reassignment occurs during a current Plan Year, it shall specify that the Participant's exiting Deferral Agreement is revoked and instruct the Participant to complete a new Deferral Agreement to be effective from the effective date of the reassignment to the end of the current Plan Year."

2.   Section 3.2 A. is amended to read as follows:

     "Except for a reassignment of a Participant from one group of Eligible Employees to another as provided in Section 2.1, each annual election to defer is irrevocable."

3.   The first sentence of Section 4.3 is amended to read as follows:

     "Except for a reassignment of a Participant from one group of Eligible Employees to another as provided in Section 2.1, a Participant may not modify, alter, amend or revoke his/her allocation for a Plan Year after such Plan Year begins."

Executed this             day of               ,1996.


Attest:                                   Air Express International Corporation:

By:______________________                   By: ____________________________

                     Air Express International Corporation

                           Deferred Compensation Plan

                                Amendment No. 2


Air Express International Corporation ("Company") established the Air Express International Corporation Deferred Compensation Plan ("Plan") for a select group of management or highly-compensated employees ("Eligible Employees") effective as of January 1, 1995.

Section 8.1 of the Plan provides that the Company has the power to amend the Plan. Therefore, the Company hereby amends the Plan as hereinafter set forth effective as of the 1st day of January, 1997.


1.   The second  sentence of Section 4.5 is  deleted.

2.   The fifth sentence of Section 4.5 is amended to read as follows:

     "A Participant who allocates a portion of his/her anticipated contributions to his/her Education and/or Fixed Period Accounts may further allocate such contributions among subaccounts. The collective maximum number of such subaccounts shall be no more than seven (7). "

3.    The second sentence of Section 5.3B is amended to read as follows:

     "Subject to the provisions of Section 4.5, as amended, a Participant may have a maximum of seven (7) subaccounts at any time."

Executed this _____ day of ___________, 1997.


Attest:                                  Air Express International Corporation:

By:______________________                    By:_________________________

                        AIR EXPRESS INTERNATIONAL CORP.
                           DEFERRED COMPENSATION PLAN




                               Table of Contents

Section                             Contents                             Page


         1                 DEFINITIONS.................................    3

         2                 PARTICIPATION IN THE PLAN ..................    8

                  2.1           Designation as Eligible Employee.......    8
                  2.2           Commencement of Participation .........    8
                  2.3           Procedure For and Effect of Admission .    8
                  2.4           Cessation of Participation ............    9

         3                 PLAN CONTRIBUTIONS..........................    9

                  3.1           Plan Contributions ....................    9
                  3.2           Rules Governing Contributions..........   11
                  3.3           Distributable Benefit .................   11
                  3.4           Forfeitures............................   12


         4                 PARTICIPANT ACCOUNTS .......................   13

                  4.1           Establishment of Accounts .............   13
                  4.2           Benefit Allocation ....................   13
                  4.3           Irrevocable Allocation ................   13
                  4.4           Directed Adjustment of Certain Accounts   13
                  4.5           Suballocation Within the Education
                                   and Fixed Period Accounts...........   14
                  4.6           Funding Obligations of the Company.....   15

         5                 BENEFITS....................................   16

                  5.1           Retirement Account ....................   16
                  5.2           Education Account......................   17
                  5.3           Fixed Period Account...................   18
                  5.4           Additional Accounts ...................   19
                  5.5           Beneficiary Designation ...............   19
                  5.6           Tax Withholding .......................   19
                  5.7           Judicial Intervention .................   19

         6                 ADMINISTRATION..............................   20

                  6.1           Appointment of Administrator ..........   20
                  6.2           Administrator's Responsibilities ......   20
                  6.3           Records and Accounts ..................   20
                  6.4           Administrator's Specific Powers
                                    and Duties.........................   20
                  6.5           Company's Responsibility to
                                Administrator..........................   21
                  6.6           Liability .............................   21
                  6.7           Payment of Expenses ...................   21
                  6.8           Indemnity of Plan Administrator .......   21
                  6.9           Substitute Payee ......................   21
                  6.10          Trust Fund ............................   21

         7                 CLAIMS PROCEDURE............................   22

                  7.1           Claim .................................   22
                  7.2           Review Procedure ......................   22
                  7.3           Final Decision ........................   22
                  7.4           Satisfaction of Liability  ............   22

         8                 AMENDMENT AND TERMINATION...................   23

                  8.1           Plan Amendment ........................   23
                  8.2           No Premature Distribution .............   23
                  8.3           Termination of the Plan ...............   23

         9                 MISCELLANEOUS...............................   24

                  9.1           Supplemental Benefits .................   24
                  9.2           Governing Law .........................   24
                  9.3           Jurisdiction ..........................   24
                  9.4           No Assignment Permitted ...............   24
                  9.5           Binding Terms .........................   24
                  9.6           Spendthrift Provision .................   24
                  9.7           Headings ..............................   24
                  9.8           Rule of Interpretation ................   24
                  9.9           Limitation of Rights ..................   24
                  9.10          Severability ..........................   24

                        AIR EXPRESS INTERNATIONAL CORP.
                           DEFERRED COMPENSATION PLAN


     WHEREAS, AIR EXPRESS INTERNATIONAL CORP. ("Company") desires to establish a flexible benefit plan ("Plan") for a select group of management or highly-compensated employees ("Eligible Employees") which allows them to choose among alternative benefits.

     NOW THEREFORE, to effectuate its intentions, the Company hereby adopts this Plan as of the 1st day of January, 1995.


                        This Plan shall be known as the

                        AIR EXPRESS INTERNATIONAL CORP.
                           DEFERRED COMPENSATION PLAN


                                   SECTION 1

                                  DEFINITIONS

1.1 Account means a recordkeeping source from which Plan benefits are provided. The specific Accounts under this Plan are listed in Section 4.1.

1.2 Administrator or Plan Administrator means the individual or committee appointed to administer the Plan pursuant to Section 6.1.

1.3 Base Salary means an Eligible Employee's base salary rate or rates in effect at any time during a Plan Year, including any pretax elective deferrals to any Company-sponsored plan that includes amounts deferred under a Deferral Agreement or a qualified cash or deferred arrangement under Code Section 401(k) or a cafeteria plan under Code Section 125, but excluding car and travel allowances.

1.4     Beneficiary  means  the  person,   persons,  trust  or  other  entity  a
        Participant designates by written revocable designation filed with the Administrator to receive payments in the event of his/her death.

1.5 Bonus means Compensation which is designated as such by the Company, and which relates to services performed during a performance period by an Eligible Employee in addition to his/her Base Pay.

1.6 Code means the Internal Revenue Code of 1986, as amended, and as may be further amended from time to time, and the Regulations thereunder.

1.7 Company means Air Express International Corp. and any successor thereto, and for purposes of determining eligibility to participate in the Plan,
        (i) any affiliated company which is a member of a controlled group of corporations, within the meaning of Code Section 1563(a), with Air Express International Corp. and which adopts this Plan with consent of the Board of Directors of Air Express International Corp.

1.8 Compensation means the total remuneration paid to an Eligible Employee, including Base Salary and any Bonus, for any Plan Year.

1.9 Deferral Agreement means a written agreement between a Participant and the Company whereby a Participant agrees to defer a portion of his/her Compensation and the Company agrees to provide benefits under the Plan.

1.10 Deferral Contribution means the amount that a Participant elects to defer from his/her Compensation pursuant to the Deferral Agreement and as described in Section 3.1A.

1.11 Determination Date means for the Accumulation Accounts other than the Education and Fixed Period Accounts of each Participant, his/her date of death, Retirement, Disability or other termination of employment. The Determination Date means, for the Education Account of any Participant, January 1 of the year in which an Eligible Dependent of such Participant for whom the Education Account has been established attains age 18. The Determination Date means, for the Fixed Period Account of any Participant, January 1 of the Plan Year selected by the Participant in which payment of benefits from such Fixed Period Account will commence.

1.12    Disability  means an illness or injury  which meets the  definition  and
        provisions   described  in  the  Company's  group  long-term  disability contract covering Participants.

1.13    Discretionary Contribution means the Company's contribution described in
        Section 3.1C.

1.14 Distributable Benefit means that portion of each Account to which the Participant, or his/her Beneficiary, is entitled upon the Determination Date, as defined in Section 3.3.

1.15    Effective Date means January 1, 1995.

1.16 Eligible Dependent means an individual who (i) is a child, grandchild, niece or nephew, or otherwise qualifies as a dependent of a Participant under the Code; (ii) is living at any time during an Enrollment Period in which Deferral Amounts are to be credited to an Education Account established on behalf of that individual; and (iii) is either younger than (A) age 14 or (B) age 18 but for whom a subaccount was initially established pursuant to Section 5.2 prior to his/her attaining age 14.

1.17 Eligible Employee means each employee of the Company designated by the Administrator pursuant to Section 2.1 as eligible to participate in the Plan.

1.18 Enrollment Period means the period set by the Administrator which ends prior to the first day of a Plan Year and, with respect to an Eligible Employee designated as such effective as of any date other than the first day of a Plan Year, the period beginning with the date of his/her designation as an Eligible Employee, and ending no later than the date participation in the Plan commences.

1.19    Investment  Fund or Fund  means  each of the  investments  described  in
        Section 4.4 which serve as a means to measure value, increases or decreases with respect to a Participant's Accounts.

1.20    Matching  Contribution  means the  Company's  contribution  described in
        Section 3.1B.

1.21    Participant means
              A. An Eligible Employee who participates under the Plan in accordance with Sections 2 and 3.1.

              B. Each former Eligible Employee for whom an Account is maintained.

1.22 Plan means the Air Express International Corp. Deferred Compensation Plan as described in this instrument, and as may be amended from time to time.

1.23 Plan Year means the twelve (12) consecutive month period beginning on each January 1 and ending on the following December 31.

1.24 Retirement means the termination of the Participant's employment or contract with the Company for any reason other than death or Disability
        (i) at age 65, or (ii) if the Participant has at least ten (10) years of service with the Company, at any time after attaining age 55.

1.25 Trustee means the Trustee or any successor Trustee, appointed by the Company, acting pursuant to the terms of a trust created in accordance with the provisions of Section 6.10.

1.26 Valuation Date means the last day of each calendar quarter or, if the Investment Indexes designated by the Plan Administrator are valued each business day, each business day.

1.27 Years of Service means the total number of full twelve (12) month periods that an individual has been an employee of or an independent contractor with the Company.

                                   SECTION 2

                           PARTICIPATION IN THE PLAN


2.1 Designation as Eligible Employee. The Administrator shall from time to time specify one or more persons from a select group of management or highly-compensated employees as Eligible Employees. Such specification shall be in writing, with a copy delivered to the Company and the person designated as eligible, and shall set the date as of which the person becomes eligible. At the same time, the Administrator in its sole and absolute discretion, shall assign the Eligible Employee to a class of Eligible Employees. Initially, the Eligible Employees will be assigned to either "Class I" or "Class II". Such assignment of an Eligible Employee to a group of Eligible Employees shall be made for the purpose of and in a manner consistent with the administration of the Plan. An individual's designation as an Eligible Employee and his/her assignment to a group of Eligible Employees, may be revoked at any time upon written notice of the Administrator to such individual.

2.2 Commencement of Participation. Each Eligible Employee may elect to become a Participant on the day immediately following the expiration of the Enrollment Period coincident with or following his/her initial designation as an Eligible Employee.

2.3 Procedure For and Effect of Admission. Each Eligible Employee who desires to participate in this Plan shall complete such forms and provide such data as are reasonably required by the Company during the applicable Enrollment Period. By becoming a Participant, an Eligible Employee shall be deemed conclusively to have assented to the provisions of this Plan and all amendments hereto.

2.4 Cessation of Participation. A Participant shall cease to be an active Participant on the earlier of:

                  A.   the date on which the Plan terminates;

                  B. the date on which he/she ceases to be an Eligible Employee; or

                  C. termination of his/her employment or contract with the Company.

        A  Participant  who  ceases  to  be an  active  Participant  because  of
        Retirement,   termination   of  status  as  an   Eligible   Employee  or
        reassignment to a division or affiliate of the Company not covered by the Plan will be deemed a Participant as long as he/she retains an Account for all purposes except for the right to make further contributions to such Account.



                                   SECTION 3

                               PLAN CONTRIBUTIONS


3.1     Plan Contributions.
        A. Deferral Contributions. Each Participant as described under Subsection 1.23A may authorize the Company to reduce his/her future Compensation by a percentage not to exceed the greater of (A) 25% of his/her Base Salary and (B) 100% of his/her Bonus less all sums required to be withheld from such Bonus under any applicable federal, state or local law or regulation, and to have a corresponding amount credited to his/her Accounts, in accordance with Section 4.2, by filing a Deferral Agreement with the
            Administrator during his/her initial Enrollment Period or any subsequent Enrollment Period preceding the Plan Year during which such Compensation will be earned.

            Notwithstanding the foregoing, a Participant may not make contributions to this Plan during any period for which contributions must be suspended in accordance with Section 1.401(k)-l(d)(2)(iv)(B)(4) of the Income Tax Regulations as a condition of the Participant's receipt of a hardship withdrawal from any plan of the Company which includes a qualified cash or deferred arrangement under Code Section 401(k), if such a plan is maintained by the Company.

        B. Company Matching Contribution. The Company, on behalf of each Participant who (i) is a member of a group designated by the Administrator in accordance with Section 2.1 above as eligible for Company Matching Contributions and (ii) elects to reduce his/her Compensation by means of a Deferral Contributions, may make a Matching Contribution in an amount which it, in its sole and absolute discretion, determines as appropriate. The Company shall make such determination on an annual basis prior to the beginning of the Plan Year for which Participants are eligible for Company Matching Contributions. Such Matching Contributions shall be allocated to the Participants' Accumulation Accounts at such Participants' elections made in accordance with Section 4.2.

        C. Company Discretionary Contribution. At its sole and absolute discretion, the Company may elect to make a Discretionary Contribution to the Accounts of some or all of the Participants. The amount of such Discretionary Contribution, if any, shall be determined by the Company annually. Nothing in this Plan, however, shall obligate the Company to make Discretionary Contributions for the benefit of Participants in any Plan Year, nor to make identical Contributions for the benefit of Participants in any Plan Year, and the Company expressly reserves the right to make Discretionary Contributions to such Participants in such amount or such proportions as it deems warranted or appropriate; provided, however, the Company shall not discriminate against any Plan Participant in making Contributions under this provision on the basis of such Participant's race, nationality, religion, gender, marital status or disability. Discretionary Contributions shall be allocated to the Participants' Accumulation Accounts at such Participants' elections made in accordance with Section 4.2. Nothing in this Plan or any other agreement or document shall represent or be construed to represent an obligation or promise of the Company to make Discretionary Contributions on behalf of a Participant at any time.

3.2     Rules Governing Contributions.

        A.  Each annual election to defer is irrevocable.

        B. The amount that a Participant elects to defer will be credited to such Participant's Accounts concurrently with the date on which the Participant would have otherwise received the amount deferred under the Company's normal payroll distribution but for such deferral.

        C. The minimum Deferral Contribution a Participant may make for any Plan Year is two percent (2%) of his/her Compensation or, in the case of an Employee designated as a Participant after the first day of a Plan Year, two percent (2%) of his/her Compensation for the remainder of such Plan Year. If the percentage elected in accordance with Section 3.1 when applied to the sum of the Participant's Base Salary plus Bonus for the Plan Year of reference does not produce an amount at least equal two percent (2%) of his/her Compensation, any Deferral Contributions made during such Plan Year shall be paid to the Participant in the subsequent Plan Year and shall be included in his/her taxable compensation for such Plan Year.

3.3     Distributable Benefit.

        A.  Deferral   Contributions.   The  entire   amount  of  the   Deferral
            Contributions   and  the   earnings   thereon   shall  always  be  a
            Distributable Benefit.

        B. Company Matching Contributions. A Participant's Accounts attributable to the Company Matching Contributions and the earnings thereon shall be considered a Distributable Benefit at a rate of twenty percent (20%) per year for each Year of Service completed, but in any event for no more than five (5) Years of Service.

        C. Company Discretionary Contributions. A Participant's Accounts attributable to Company Discretionary Contributions and the earnings thereon shall become a Distributable Benefit in accordance with a schedule established by the Administrator, in its sole and absolute discretion, at the time such Discretionary Contributions are made to the Plan.

        D. Non-Service Vesting. Notwithstanding any provision contained herein to the contrary, if, prior to the time that the entire amount of the Company Matching or Discretionary Contribution becomes a Distributable Benefit

            i. a Participant shall die or become disabled within the meaning of Section 1.12 at any time while in the employ of the Company, or

            ii. a Participant retires in accordance with Section 1.26 above, or
            iii. more than fifty percent (50%) of the outstanding and issued shares of stock of the Company is sold or exchanged within a twelve (12) month period,

            then that portion of the Company Matching or Discretionary Contribution which has not yet become a Distributable Benefit shall immediately become a Distributable Benefit to such Participant or such Participant's beneficiary or estate, as the case may be, as of the date of such Employee's death, Disability or Retirement, or the sale or exchange of more than fifty percent (50%) of the outstanding and issued shares of stock of the Company within a twelve (12) month period.

3.4 Forfeitures. In the event that upon the Determination Date a Participant's Distributable Benefit is less than the entire amount in his/her Accounts, as provided in Section 3.3, the portion of such Accounts in excess of the Distributable Benefit shall be applied against the Company's future obligations under the Plan.

                                   SECTION 4

                              PARTICIPANT ACCOUNTS


4.1     Establishment of Accounts.

        A. Any one or more of the following Accounts may be established on behalf of each Participant in Class I:

        i.   Retirement Account.

        ii.  Education Account.

        iii. Fixed Period Account.

        B. A Retirement Account only may be established on behalf of each Participant in Class II.

        C. The above Accounts shall be collectively known as "Accumulation Accounts".

4.2 Benefit Allocation. Each Participant shall submit to the Plan Administrator before the close of the Enrollment Period, a written statement specifying the Participant's allocation of anticipated contributions to any one or more of the Accumulation Accounts established for his/her benefit and the resultant benefits the Participant has elected.

4.3 Irrevocable Allocation. A Participant may not modify, alter, amend or revoke his/her allocation for a Plan Year after such Plan Year begins. Further, amounts in one Account cannot be transferred to another Account.

4.4 Directed Adjustment of Certain Accounts. A Participant may direct, by written instruction delivered to the Plan Administrator, that his/her Accumulation Accounts be valued as if they were invested in one or more of the Investment Funds designated by the Plan Administrator for such purpose. A Participant may select one or more Investment Funds in multiples of one percent (1%) of the balance in an Account, and may make a separate selection with respect to each Account. A Participant may change his or her selection of Investment Funds no more than four (4) times in one calendar year. An election shall be effective as soon as administratively possible following the date of the change and shall apply to new contributions and/or previous accumulations as the Participant specifies.

        Each Participant's Accumulation Accounts shall be initially valued as of the date on which the Company, in the event it elects to use a grantor trust to accumulate funds in accordance with the provisions of Section 6.10, transfers contributions for investment in the Funds designated by the Company for such purpose. Nothing in this Plan shall obligate the Company to transfer funds to a grantor trust nor shall anything contained herein be construed as obligating the Company to invest in the Funds. The valuation of each Participant's Accumulation Accounts shall be based upon the performance of the Investment Funds selected by the Participant on each Valuation Date. The fair market value of an Investment Fund shall be determined by the Plan Administrator and shall represent the fair market value of all securities or other property held in the respective Fund. A valuation summary of a Participant's Accounts shall be prepared quarterly by the Plan Administrator.

        If any Participant fails to file a designation, he/she shall be deemed to have designated the Fund which the Administrator shall select and the Participant, by such inaction, shall be deemed to have directed the Administrator to make such selection.

4.5 Suballocation Within the Education and Fixed Period Accounts. A Participant who allocates a portion of his/her anticipated contributions to his/her Education Account may further allocate such contributions among subaccounts established on behalf of any Eligible Dependent. A Participant can have no more than five (5) subaccounts at any one time. Further, the minimum deferral which a Participant can elect to make to any such subaccount is $500. In the absence of such suballocation, all contributions to the Participant's Education Account shall be equally allocated to the Participant's Eligible Dependents. Further, a Participant who allocates a portion of his/her anticipated contributions to his/her Fixed Period Account may further allocate such contributions between no more than two (2) subaccounts as provided in Section 5.3B below. In the absence of such suballocation, all contributions to the Participant's Fixed Period Account shall be allocated to a single Fixed Period Account, to be distributed in accordance with Section 5.3C below. A Participant may direct the adjustment of each subaccount separately pursuant to Section 4.4.

4.6     Funding Obligations of the Company.

        A. Benefits are payable as they become due irrespective of any actual investments the Company may make to meet its obligations. Neither the Company nor any Trustee (in the event the Company elects to use a grantor trust to accumulate funds in accordance with the provisions of Section 6.10) shall be obligated to purchase or maintain any asset, and any reference to investment or Investment Funds is intended solely for the purpose of computing the value of benefits. To the extent a Participant or any other person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company. Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Company and the Participants or any other persons, or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Company.

        B. Notwithstanding any provision contained herein to the contrary, the Company expressly reserves the right to acquire life insurance policies on the lives of Participants to satisfy its obligations to pay benefits to such Participants in accordance with the terms of this Plan. As a condition of participation in the Plan, each Participant agrees to cooperate with the Company and the reputable insurance company of its choosing in applying for, obtaining and renewing such policies. In the event that the Company does acquire such policies, the Company alone shall have the right to exercise the incidents of ownership over such policies, including the right to designate a beneficiary and to receive the proceeds of such policies, and no Participant nor his/her Beneficiary shall have any right in or claim against the policy on his/her life nor any of the proceeds of such policy.

                                   SECTION 5

                                    BENEFITS


5.1     Retirement  Account.

        A. If a Participant terminates his/her employment because of Retirement, the Company shall pay him/her a benefit in the form
            determined   under   Subsection   B.  based  on  the  value  of  the
            Distributable Benefit of his/her Retirement Account. If the Participant is deceased, the benefit shall be paid to his/her Beneficiary.

        B. The Participant may elect any one of the following forms of payment so long as the election is made in writing delivered to the Plan Administrator before January 1st of the calendar year preceding the calendar year in which the benefit of the Participant's or such Participant's Beneficiary becomes payable.


            i. The normal form of payment of benefits hereunder, and the form of payments to be used if no other election is made, shall be a single lump sum distribution of the value of the Distributable Benefit of the Participant's Retirement Account.

            ii. A Participant or such Participant's Beneficiary entitled to a benefit hereunder may elect to receive his/her Distributable Benefit in substantially equal annual installments over a period not to exceed twenty (20) years. If any Beneficiary receiving such installment payments hereunder dies, leaving no further Beneficiary designated by the Beneficiary or the Participant, any remaining balance of the Distributable Benefit shall be paid to such deceased Beneficiary's estate in a single sum.

                  The amount of the substantially equal payments described above shall be determined by multiplying the Participant's Retirement Account by a fraction, the numerator of which is one (1) and the denominator of which in the first year of payment equals the number of years over which benefits are to be paid.

                  The amounts of the payments for each succeeding year shall be determined by multiplying the Participant's Retirement Account as of the applicable anniversary of the Determination Date by a fraction, the numerator of which is one (1) and the denominator of which equals the number of remaining years over which benefits are to be paid.

            iii. A Participant may receive a monthly annuity purchased with the value of the Distributable Benefit of the Participant's Retirement Account for the life of the Participant or a joint life annuity purchased on the lives of the Participant and his/her spouse.

            iv. Notwithstanding any provision to the contrary, if the Distributable Benefit of the Participant's Retirement Account has a value of less than $10,000 at the time benefit payments are to commence, then the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible following termination.

            C.  Commencement of Payment

            i. If termination of the Participant's employment shall occur as a result of the Participant's Retirement, the payment of benefits described in Subsections A. and B. shall be made or shall begin as soon as administratively practicable following the Participant's Retirement. Notwithstanding the foregoing, the Participant may elect, before January 1st of the calendar year preceding the calendar year of Retirement, to have payment of benefits hereunder begin at a later date, provided that such date is not later than the first day of the second full month following the Participant's attainment of age 70.

            ii. If termination of the Participant's employment shall occur as a result of any reason other than such Participant's Retirement, the benefit described in Subsections A. and B. shall be paid in a single lump sum within ninety (90) days of the Participant's termination.

            D. The amount in a Participant's Retirement Account in excess of the Distributable Benefit at the time of termination of the Participant's employment shall be applied against any future obligation of the Company to other Plan Participants as soon as possible following such termination.

5.2     Education Account.

            A. On January 1 of the calendar year in which an Eligible Dependent attains age 18, the Company shall pay to the Participant a benefit, as soon after such January 1st and on each of the next three anniversaries thereof as administratively practicable, in an amount determined as follows:

                                                   Percentage of Distributable
           January 1st                                 Benefit in Eligible
           of Year                                  Dependent's Subaccount

             1                                                  25     %
             2                                                  33-1/3 %
             3                                                  50     %
             4                                                 100     %

            B. If a Participant's employment is terminated for any reason other than Retirement and such Participant has a balance in his/her Education Account, such balance shall be transferred to his/her Retirement Account and distributed to the Participant in accordance with Section 5.1.

            C. Notwithstanding any provision to the contrary, if the Distributable Benefit of an Eligible Dependent's subaccount has a balance of less than $10,000 on the January 1 of the calendar year in which such Eligible Dependent attains age 18, then the balance shall be paid to the Participant in a single lump sum.

            D. The amount in a Participant's Education Account in excess of the Distributable Benefit at the time of termination of the Participant's employment shall be applied against any future obligation of the Company to other Plan Participants as soon as possible following such termination.

5.3     Fixed Period Account.

            A. A benefit equal to the lump sum value of the Distributable Benefit in a Participant's Fixed Period Account shall be paid to him/her within ninety (90) days of January 1 of the Plan Year selected by such Participant.

            B. A Participant may establish subaccounts under his/her Fixed Period Account, with separate payment years for each such subaccount. A Participant may have a maximum of two (2) subaccounts at any time. The minimum initial deferral period for each subaccount shall be five (5) years.

            C. If a Participant's employment is terminated for any reason other than Retirement and such Participant has a balance in his/her Fixed Period Account, such balance shall be transferred to his/her Retirement Account and distributed to the Participant in accordance with Section 5.1.

            D. The amount in a Participant's Fixed Period Account in excess of the Distributable Benefit at the time of termination of the Participant's employment shall be applied against any future obligation of the Company to other Plan Participants as soon as possible following such termination.

5.4 Additional Accounts. The Company may, at its sole and absolute discretion, establish for the benefit of the Plan Participants, such additional accounts as it deems warranted and appropriate. In the event that the Company does establish such additional accounts for the benefit of Plan Participants, funds may be allocated to the accounts for each Participant without regard to and independently of any allocation election made by such Participant. Further, the Company may make contributions to such accounts for the benefit of all Plan Participants; provided, however, the Company shall not discriminate against any Plan Participant in making Contributions under this provision on the basis of such Participant's race, nationality, religion, gender, marital status or disability. Benefits from such additional accounts shall be payable, unless otherwise provided by subsequent amendment of this Plan in accordance with Section 5.1 above.

5.5     Beneficiary Designation

            A. Each Participant, upon becoming eligible for participation in the Plan, may designate a Beneficiary to receive the benefits payable in the event of his/her death, and designate a successor Beneficiary to receive any benefits payable in the event of the death of any Beneficiary.

            B. A Participant may change his/her Beneficiary at any time. All Beneficiary designations and changes shall be made on an appropriate form as designated by the Plan Administrator and filed with the Plan Administrator.

            C. If no person shall be designated by the Participant, or if the designated Beneficiary shall not survive the Participant, payment of his/her interest shall be made to the Participant's estate.

5.6 Tax Withholding. To the extent required by the law in effect at the time benefits are distributed pursuant to this Section 5, the Plan Administrator shall cause to be withheld any taxes required by the federal or any state or local government from payments made hereunder.

5.7 Judicial Intervention. Notwithstanding any provision contained herein to the contrary, neither the Company, the Administrator nor the Trustee shall be obligated to make or remit any payment to any Participant or Beneficiary otherwise entitled to such payment to the extent that the Company, Plan Administrator or Trustee is prohibited from so doing by any court of law or any other judicial or administrative body or agency. In the event that such prohibition exists, such payment shall be made upon the earlier of the expiration of the order prohibiting the payment or the entry of a final order directing the Company, Plan Administrator or Trustee to make such payment.

                                   SECTION 6

                                 ADMINISTRATION


6.1 Appointment of Administrator. The Company shall appoint an individual or a committee to serve as Administrator of the Plan. The Administrator may be removed by the Company at any time, and any individual may resign as Administrator at any time by submitting his/her resignation in writing to the Company. A new Administrator shall be appointed by the Company as soon as practicable in the event of a removal or resignation. Any person so appointed shall signify his/her acceptance by filing a written acceptance with the Company.

6.2 Administrator's Responsibilities. The Administrator is responsible for the day-to-day administration of the Plan. The Administrator may appoint other persons or entities to perform any of its fiduciary functions. Such appointment shall be made and accepted by the appointee in writing and shall be effective upon the written approval of the Company. The Administrator and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrator shall have the right to remove any such appointee from its position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

6.3 Records and Accounts. The Administrator shall maintain or shall cause to be maintained accurate and detailed records and accounts of Participants and of their rights under the Plan, and of all deemed investments, receipts, disbursements and other transactions. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Company and by persons designated thereby.

6.4 Administrator's Specific Powers and Duties. In addition to any powers, rights and duties set forth elsewhere in the Plan, the Administrator shall have the following powers and duties:

            A.  to  adopt  such  rules  and  regulations   consistent  with  the
                provisions of the Plan;

            B. to enforce the Plan in accordance with its terms and any rules and regulations it establishes;

            C. to maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

            D. to construe and interpret the Plan and to resolve all questions arising under the Plan;

            E. to direct the Company or Trustee to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

            F. to be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law; and

            G.  to  determine  the  Distributable  Benefit  of  a  Participant's
                Accounts.

6.5 Company's Responsibility to Administrator. The Company shall furnish the Administrator with such data and information as it may require. The records of the Company shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, re-engagement, Years of Service, personal data, and Compensation. Participants and their Beneficiaries shall furnish to the Administrator such evidence, data or information, and execute such documents as the Administrator requests.

6.6 Liability. Neither the Administrator nor the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to its own fraud or willful misconduct; nor shall the Company be liable to any person for such action unless attributable to gross negligence or willful misconduct on the part of a director, officer or agent of the Company.

6.7 Payment of Expenses. All expenses of the Administrator incurred in the operation or administration of this Plan shall be paid by Company.

6.8 Indemnity of Administrator. Company shall indemnify the Administrator or any individual who is a delegate of the Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when due to gross negligence or willful misconduct.

6.9 Substitute Payee. If a Participant or Beneficiary entitled to receive any benefits hereunder is in his/her minority, or is, in the judgment of the Administrator, legally, physically, or mentally incapable of personally receiving and receipting any distribution, the Administrator may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Administrator, is then maintaining or has custody of the payee.

6.10 Trust Fund. The Company reserves the right to establish, subject to the provisions of Subsection 4.6, a trust for the purpose of accumulating funds to assist the Company in satisfying its obligations under the Plan, and to appoint an individual or corporate trustee to administer and distribute said trust.

                                   SECTION 7

                                CLAIMS PROCEDURE


7.1 Claim. If a Participant, Beneficiary or his/her representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, Beneficiary or his/her representative desires to dispute the decision of the Administrator, he/she must file a written notification of his/her claim with the Administrator. The Administrator shall provide the Participant or Beneficiary, within sixty (60) days of the filing of the claim in writing, sent by mail to the Participant's or Beneficiary's or representative's last known address, the following information:

            A.  the specific reasons for the denial;

            B. the specific reference to the pertinent Plan provision on which the denial is based;

            C. if applicable, a description of any additional information or material necessary to perfect the claim, and an explanation of why such information or material is necessary; and

            D. an explanation of the claims review procedure and the time limitations of the review procedure applicable thereto.

7.2 Review Procedure. A Participant or Beneficiary or his/her representative is entitled to request a review of any denial of his/her claim by the Administrator. The request for review must be submitted to the Administrator in writing within sixty (60) days of mailing of the information provided under Section 7.1 above. Absent a request for review within the 60 day period, the claim will be deemed to be conclusively denied. The Participant, Beneficiary or his/her representative shall be entitled to review all pertinent documents and to submit issues and comments in writing. The Administrator shall provide a full and fair review, of the claim and render the final decision.

7.3. Final Decision. Within sixty (60) days of mailing of a request for review, the Administrator shall allow or deny the claim, unless special circumstances require an extension (such as for a hearing); provided, however, that in no event shall the decision be delayed beyond one hundred twenty (120) days after receipt of the request for review. The decision shall be communicated in writing to the Participant, Beneficiary or his/her representative. The decision shall recite the facts and reasons for denial, with specific reference to the pertinent Plan provisions.

7.4 Satisfaction of Liability. After all benefits have been distributed in full to a Participant or to his/her Beneficiary, all liability to such Participant or to his/her Beneficiary shall cease.

                                   SECTION 8

                           AMENDMENT AND TERMINATION


8.1 Plan Amendment. The Plan may be amended or otherwise modified, other than as provided in Section 8.3 below, by the Company, in whole or in part, either retroactively or prospectively, provided that no amendment or modification shall, with respect to contributions already credited, change the amount of contributions under Section 3.1, or lengthen the time periods for determining the Distributable Benefit under Section 3.3.

8.2 No Premature Distribution. Subject to Section 8.3, no amendment hereto shall permit amounts accumulated prior to the amendment to be paid to a Participant or Beneficiary prior to the time he/she would otherwise be entitled thereto.

8.3 Termination of the Plan. The Company reserves the right to terminate the Plan and/or the Deferral Agreement pertaining to any Participant at any time prior to the commencement of benefits. In the event the Plan is terminated, the Company shall pay a benefit to each Participant, or the Beneficiary of any deceased Participant, in lieu of other benefits hereunder, an amount equal to the entire value of such Participant's Accumulation Accounts, including the amount of the Distributable Benefit of each such Account, as well as any amount to which the Participant, or the Beneficiary, would otherwise not be entitled under Section 3.3. In the event the Deferral Agreement of any Participant is terminated, such Participant shall be deemed a Participant as long as he/she retains an Account for all purposes except for the right to make further contributions to such Account.

                                   SECTION 9

                                 MISCELLANEOUS


9.1 Supplemental Benefits. The benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Company and, except as otherwise expressly provided herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Company and any Participant or any provisions contained herein.

9.2 Governing Law. The Plan shall be governed and construed under the laws of the State of Connecticut.

9.3         Jurisdiction.   The  courts  of  Connecticut  shall  have  exclusive
            jurisdiction in any or all actions arising under this Plan.

9.4 No Assignment Permitted. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

9.5 Binding Terms. The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

9.6 Spendthrift Provision. The interest of any Participant or Beneficiary receiving payments hereunder shall not be subject to anticipation, nor to voluntary or involuntary alienation, until distribution is actually made.

9.7 Headings. All headings preceding the text of the several Sections hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.

9.8 Rule of Interpretation. Where appropriate, words in the masculine gender shall include the feminine and neuter genders.

9.9 Limitation of Rights. Neither the establishment of the Plan or a trust agreement (in accordance with Section 6.10), nor any modification thereof, nor the creation of an Account, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary or any other person whomsoever, any legal or equitable right against the Company or the Plan Administrator unless such right shall be specifically provided for in the Plan or trust agreement or conferred by affirmative action of the Plan Administrator in accordance with the terms and provisions of the Plan, or as giving any Participant the right to be retained in the service of the Company, and all Participants and other agents shall remain subject to termination to the same extent as if the Plan had never been adopted.

9.10 Severability. Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

            IN WITNESS WHEREOF, the Company hereby adopts the above Deferred Compensation Plan as of the date first above written.


         ATTEST                                      AIR EXPRESS INTERNATIONAL
                                                     CORP.


         ________________________                     By:_______________________
                      , Secretary                                 ,